UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2014

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
_________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 5, 2014, Mark S. Landau, the Executive Vice President, Chief Business Development Officer of The Finish Line, Inc. (the “Company”), resigned from his position with the Company, effective as of that same date. In connection with his resignation, the Company and Mr. Landau entered into a Resignation and General Release Agreement (the “Resignation Agreement”), which replaces and supersedes Mr. Landau’s Employment Agreement with the company dated January 1, 2012. Mr. Landau has served as Executive Vice President, Chief Business Development Officer since January 2012, and previously served as a director of the Company from January 2010 to December 2011.

Under the terms of the Resignation Agreement, Mr. Landau will receive the following: (i) a cash severance payment of $645,000, $400,000 of which will be paid no later than December 31, 2014, with the balance paid on January 2, 2015; and (ii) for a period of one year after his resignation date, the Company will pay a portion of the cost of Mr. Landau’s COBRA health insurance continuation coverage (with certain exceptions). The Resignation Agreement also provides that Mr. Landau’s vested equity awards will continue to be exercisable pursuant to the terms of the applicable stock incentive plans and award agreements. In addition, Mr. Landau will be permitted to vest in 22,440 outstanding unvested stock options and 29,387 shares of unvested restricted stock. Finally, Mr. Landau will be paid a prorated portion of any bonuses to which he may be entitled under the Company’s fiscal year 2015 Executive Officer Bonus Program and fiscal year 2013 Long Term Incentive Bonus Program, as determined by the Compensation Committee under the terms of those plans, at the same time such bonuses are made to the Company’s other executive officers. The payments and benefits described above are conditioned on Mr. Landau’s compliance with the terms of the Resignation Agreement and his execution of the agreement, without revocation, within the period provided to him to consider the agreement.

The Resignation Agreement contains a customary general release and waiver of claims by Mr. Landau in favor of the Company, customary noncompetition and nonsolicitation restrictions for a period of 12 months after his resignation date, and certain confidentiality obligations on Mr. Landau. Mr. Landau has seven days in which to revoke his acceptance of the Resignation Agreement. If he does not revoke his acceptance, the Resignation Agreement will become effective after the seven day revocation period.

The foregoing description of the Resignation Agreement is qualified in its entirety by reference to the text of the Resignation Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Resignation and General Release Agreement dated December 5, 2014 between Mark S. Landau and The Finish Line, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: December 5, 2014	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

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